As filed with the Securities and Exchange Commission on November 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Enterprise GP Holdings L.P.

(Name of Registrant as specified in its charter)

Delaware	13-4297064
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)

2727 North Loop West, Suite 101

Houston, Texas 77008

(Address of Principal Executive Offices, including Zip Code)

Enterprise Products Company

2005 EPE Long-Term Incentive Plan

(Full Title of the Plan)

Richard H. Bachmann

Executive Vice President, Chief Legal Officer and Secretary

2727 North Loop West

Houston, Texas 77008

(713) 880-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Alan Beck, Jr.

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2300

Houston, Texas 77002-6760

(713) 758-2222

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Units of Enterprise GP Holdings L.P.	250,000 Units(1)	$36.18	$9,045,000	$1,065.00

(1)

Includes an indeterminate number of Units that may become issuable pursuant to the anti-dilution provisions of the First Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on The New York Stock Exchange on November 9, 2005 ($36.18per unit).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

•

Our prospectus dated August 23, 2005 and filed on August 24, 2005 pursuant to Rule 424(b)(4) of the Securities Act (File No. 333-124320), which contains, among other things, our audited financial statements for our latest fiscal year for which such statements have been filed and other required financial statements;

•	Our quarterly report on Form 10-Q for the quarterly period ended September 30, 2005, filed on November 4, 2005;
•	Our current reports on Form 8-K filed on September 1, 2005, October 7, 2005, October 26, 2005 and November 14, 2005; and
•	The description of our Common Units contained in our Registration Statement on Form 8-A filed on August 15, 2005.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) (other than information furnished under Item 7.01 of any Form 8-K or that is filed in the future and is not deemed filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The First Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P. (the

“Partnership Agreement”) provides that the Partnership will indemnify (i) the General Partner, (ii) any Departing General Partner, (iii) any Person who is or was an affiliate of a General Partner or any Departing General Partner, (iv) any Person who is or was a member, director, officer, fiduciary or trustee of the Partnership, (v) any Person who is or was a member, partner, officer, director, employee, agent or trustee of a General Partner or any Departing General Partner or any affiliate of a General Partner or any Departing General Partner, or any affiliate of any such Person, or (vi) any Person who is or was serving at the request of a General Partner or any Departing General Partner or any affiliate of any such person, any affiliate of a General Partner or any Departing General Partner as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person (“Indemnitees”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Partnership, and the General Partner shall not be personally liable for, or have any obligation to contribute or lend funds or assets to the Partnership to enable it to effectuate, such indemnification. The Partnership is authorized to purchase and maintain (or to reimburse the General Partner or its affiliate for the cost of) insurance, on behalf of the General Partner or its affiliates and such other Persons as the General Partner shall determine, against liabilities asserted against and expenses incurred by such Persons in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such person against such liabilities under the provisions described above.

The Partnership Agreement provides further that the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a) of the Partnership Agreement; and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Partnership.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of EPE Holdings, LLC (the General Partner of the Partnership) provides for the indemnification of (i) present or former members of the Board of Directors of EPE Holdings, LLC or any committee thereof, (ii) present or former officers, employees, partners, agents or trustees of EPE Holdings, LLC or (iii) persons serving at the request of EPE Holdings, LLC in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii) (each, a "General Partner Indemnitee") to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person's status as a General Partner Indemnitee; provided, that in each case the General Partner Indemnitee acted in good faith and in a manner which such General Partner Indemnitee believed to be in, or not opposed to, the best interests of EPE Holdings, LLC and, with respect to any criminal proceeding, had no reasonable cause to believe such General Partner Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the General Partner Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to these provisions shall be made only out of the assets of EPE Holdings, LLC. EPE Holdings, LLC is authorized to purchase and maintain insurance, on behalf of the members of its Board of Directors, its officers and such other persons as the Board of Directors may determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of EPE Holdings, LLC, regardless of whether EPE

Holdings, LLC would have the power to indemnify such person against such liability under the provisions of its limited liability company agreement.

Item 7.	Exemptions from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

4.1

Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.28 to Amendment No. 3 to Form S-1 Registration Statement, file no. 333-124320, filed on August 11, 2005).

4.2

Form of Restricted Unit Grant under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.29 to Amendment No. 3 to Form S-1 Registration Statement, file no. 333-124320, filed on August 11, 2005).

4.3

Form of Phantom Unit Grant under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.30 to Amendment No. 3 to Form S-1 Registration Statement, file no. 333-124320, filed on August 11, 2005).

5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent Vinson & Elkins L.L.P. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this registration statement)

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of November, 2005.

ENTERPRISE GP HOLDINGS L.P.

BY:	EPE HOLDINGS, LLC,
As General Partner

By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Creel and Richard H. Bachmann, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the 14th day of November 2005.

Signature	Title (of EPE Holdings, LLC)
/s/ Dan L. Duncan	Chairman of the Board and Director
Dan L. Duncan

/s/ Michael A. Creel	President, Chief Executive Officer and Director
Michael A. Creel	(Principal Executive Officer)

/s/ W. Randall Fowler	Senior Vice President and Chief Financial Officer
W. Randall Fowler	(Principal Financial Officer)

/s/ Michael J. Knesek	Senior Vice President, Controller and Principal
Michael J. Knesek	Accounting Officer

/s/ Charles E. McMahen
Charles E. McMahen	Director

Edwin E. Smith	Director

INDEX TO EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

4.1

Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.28 to Amendment No. 3 to Form S-1 Registration Statement, file no. 333-124320, filed on August 11, 2005).

4.2

Form of Restricted Unit Grant under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.29 to Amendment No. 3 to Form S-1 Registration Statement, file no. 333-124320, filed on August 11, 2005).

4.3

Form of Phantom Unit Grant under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.30 to Amendment No. 3 to Form S-1 Registration Statement, file no. 333-124320, filed on August 11, 2005).

5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent Vinson & Elkins L.L.P. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this registration statement)